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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated October 14, 1996, relating to the financial statements of Odyssey Pictures Corporation, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Century City, California
August 1, 1997